UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2017

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Securities Purchase Agreement

As previously disclosed on the Company’s Current Report on From 8-K filed with the Securities and Exchange Commission on July 27, 2017, on July 26, 2017, Vitality Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale by the Company to the Purchasers, in a private placement, of an aggregate of 666,667 shares of the Company’s common stock (collectively, the “Shares”) and Warrants to purchase up to an aggregate of 333,334 shares of the Company’s common stock (the “Warrants”, and the shares issuable upon exercise of the Warrants, the “Warrant Shares”), at a price of $1.50 per Share (the “Offering”). The Offering closed on July 28, 2017. After deducting for fees and expenses, the aggregate net proceeds to the Company from the sale of the Shares and Warrants are expected to be approximately $995,000.

On the closing of the Offering, the Company issued to each Purchaser shares of the Company’s common stock together with a Warrant. Each Warrant entitles the Purchaser to acquire up to a number of shares of the Company’s common stock equal to 50% of the Shares purchased by the Purchaser under the Securities Purchase Agreement, has an exercise price of $2.00 per share, is immediately exercisable, and expires on the three year anniversary of the date of issuance. The exercise price of the Warrants is subject to adjustment for subsequent equity sales by the Company, and are subject to adjustment for stock dividends and splits, subsequent rights offerings and pro rata distributions to the Company’s common stockholders. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% or 9.99% of the Company’s common stock.

On the closing of the Offering, the Company entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company is obligated to file with the Securities and Exchange Commission one or more registration statements to register the Shares and Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The initial such registration statement must be filed with the Securities and Exchange Commission within 30 days after the closing of the Offering.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each document, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: July 31, 2017	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer

3